Exhibit 2.1

STOCK TRANSFER AND EXCHANGE AGREEMENT

         This STOCK TRANSFER AND EXCHANGE AGREEMENT ("Agreement") dated as of May 11, 2005, by and among those certain members of GEN-ID LAB SERVICES, LLC, a California LLC ("GEN-ID LAB SERVICES, LLC"), identified as Douglas Freedman., a part hereof by this reference (individually, a "Transferor", and collectively, the "Transferors"), and Pacific Sunset Investments, Inc., hereinafter " PSIV", a Minnesota Corporation.

                                                  RECITALS

WHEREAS, the Transferors own 100%  collectively of the technologies being developed as a "SNP-Single Nucleotide Polymorphism" and will put such ownership interest into a California based company to hold the ownership position of the technologies developed as GEN-ID LAB SERVICES, LLC (the "GEN-ID LAB SERVICES, LLC Interests"); and

WHEREAS, Pacific Sunset Investments, Inc. (“Pacific”) wishes to acquire GEN-ID LAB SERVICES, LLC as a wholly owned subsidiary under the name GEN-ID LAB SERVICES, LLC(“GEN-ID LAB SERVICES, LLC”);and

WHEREAS, the Transferors desire to transfer their technologies to Gen-ID Lab Services, LLC  to become a wholly owned subsidiary of PACIFIC and PACIFIC desires to acquire from the Transferors (the "Acquisition"), all of the Transferors' Interests and future technologies developed ("SNP-Single Nucleotide Polymorphism) in exchange for 300,000 Shares of common stock of Pacific Sunset Investments, Inc.,(PSIV) (the "Pacific Stock") and the Transferors shall provide a disbursement list to PACIFIC for issuance. and

WHEREAS, the Parties hereto intend that the issuance of the Pacific Sunset Investment Stock and possible future Options in exchange for the Transferors (Gen-ID Lab Services, LLC) Interests, as set forth in this Agreement; and

WHEREAS. This Agreement supersedes all previous oral or written agreements, including but not limited to provisions contained in this Agreement, and

WHEREAS, all the parties hereto deem the Acquisition to be in the best interests of the Transferors, Gen-ID Lab Services, LLC, and Pacific Sunset Investments, Inc,

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

ISSUANCE AND TRANSFER OF SHARES AND OPTIONS

.

1.

Issuance and Transfer.  Upon the terms and subject to the conditions set forth in this Agreement, at the "Closing" (as hereinafter defined), the Transferors shall sell, assign, convey, transfer, and deliver to PACIFIC, and PACIFIC shall purchase and receive from the Transferors, 100 % of the Transfers current and future development interest in the products described as “SNP”, constituting all of the issued and outstanding Gen-ID Lab Services, LLC ( “SNP-Single Nucleotide Polymorphism”) Interests owned by the Transferor and set forth opposite the Transferor's name on Exhibit A. In consideration for the transfer of such shares of their interests(Gen-ID Lab Services, LLC) to PACIFIC, PACIFIC shall issue to the Transferors'  in exchange for all of their Interests and technologies developed as ( SNP-Single Nucleotide Polymorphism), 300,000 shares of its authorized and newly issued Common Stock of Pacific Sunset Investments, Inc., distributed as set forth on Exhibit A, PACIFIC and Transferors agree that, consistent with federal Securities law and regulations, they will cooperate in the removal of restrictions on the shares provided the Transferors.

2.

Voting Rights.    The shares owned by the Transferors shall be eligible to vote on all corporate actions requiring shareholder approval under the Minnesota Revised Statutes

3.

Stock Options.   Transferors shall have the right to acquire additional shares of Pacific Sunset Investments , Inc. as set forth in Exhibit “A” attached hereto and incorporated herein.

ARTICLE II

CLOSING; TERMINATION

1.

Closing.  Subject to the fulfillment or waiver of the conditions precedent set forth in Articles VII and VIII hereof, the Closing shall take place on the Closing Date at the offices of  PACIFIC SUNSET INVESTMENTS, INC, at 10:00 A.M., local time, or at such other time on the Closing Date as the Transferors and PACIFIC may mutually agree in writing.

2.

Closing Date.  The Closing Date shall be May 20,2005 or such later date upon which the Transferors and PACIFIC may mutually agree in writing.  If the Closing shall not have taken place on or prior to  October 30, 2005, this Agreement shall terminate upon written notice of such termination given by either party not then in material default.  Upon such termination, the parties shall be released from all obligations or liabilities arising hereunder except for (a) liabilities arising out of pre-termination breaches hereof.

3.

Filings; Cooperation.

(a)

Prior and subsequent to the Closing the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Articles VI and VII below.

(b)

On and after the Closing Date, PACIFIC and the Transferors shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

4.

Election of Terminate.

(a)

PACIFIC shall have the option to terminate this Agreement should less than 100% of the Gen-ID Lab Services, LLC (Transferors') Interests be transferred.

(b)

Should PACIFIC elect to terminate this Agreement, the Transferor shall immediately tender back to PACIFIC the Pacific Sunset Investments, Inc., Shares and Options issued to the Transferor.  Should Gen-ID Lab Services, LLC ( the transferors) elect to terminate this Agreement for any reason, PACIFIC shall immediately tender back to Transferors Interests received from the Transferor.

5.

Subsequent Action. The parties agree that, subsequent to the transaction, counsel for Pacific Sunset Investments, Inc., and TRANSFERORS shall promptly file paperwork with the state of California ( for the wholly owned subsidiary) and the state of Minnesota, and the required SEC agencies effecting the merger of Gen-ID Lab Services, LLC into PACIFIC the surviving entity, thereby making Gen-ID Lab Services, LLC a wholly owned subsidiary of PACIFIC SUNSET INVESTMENTS, INC., while preserving Gen-ID Lab Services, LLC's contracts, relationships.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF Gen-ID Lab Services, LLC AND TRANSFERORS

Gen-ID Lab Services, LLC and Transferors Represent and Warrant to PACIFIC as follows:

1.

Organization and Good Standing.  Gen-ID Lab Services, LLC ( and Transferors shall become) is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to own or lease its properties, and to operate and carry on its business as now being conducted and as proposed to be conducted.

2.

Authority.

(a)

Gen-ID Lab Services, LLC (Transferors) has full corporate power to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions contemplated hereunder and to carry out all of Gen-ID Lab Services, LLC's obligations hereunder.  The execution and delivery of this Agreement and all other agreements, documents and instruments to be executed by Gen-ID Lab Services, LLC( Transferors) in connection herewith, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action required on the part of Transferors (Gen-ID Lab Services, LLC).  This Agreement constitutes the valid and legally binding obligation of the Transferors( Gen-ID Lab Services, LLC) and is enforceable against each party associated with Transferors (Gen-ID Lab Services, LLC) in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the application of equitable principles.

(b)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Transferors (Gen-ID Lab Services, LLC) with any of the provisions hereof will:

(i)

violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Gen-ID Lab Services, LLC or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which Gen-ID Lab Services, LLC is a party, or by which Gen-ID Lab Services, LLC or its properties or assets may be bound or affected; or

(ii)

violate any order, writ, injunction or decree, or any statute, rule, Permit, or regulation applicable to Gen-ID Lab Services, LLC or any of its properties or assets.

3.

Capitalization.  Gen-ID Lab Services, LLC's authorized to be transferred are 100% of the issued and outstanding Gen-ID Lab Services, LLC Interests..  No other equity securities or debt obligations of Gen-ID Lab Services, LLC are authorized, issued or outstanding and as of the Closing, there will be no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the Gen-ID Lab Services, LLC's (Transferors collective) Interests, and there will be no outstanding security of any kind convertible into common stock of Gen-ID Lab Services, LLC.  All Membership Interests of Gen-ID Lab Services, LLC ( Transferors collective interests) are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature.

4.

Financial Statements.    None available for this transaction.  No schedule required.

5.

Absence of Certain Changes.    Since the date of this agreement, (a) Gen-ID Lab Services, LLC ( transferors collective interests) has not entered into any material transaction nor committed their respective technologies to any other organization with respect to the certain technologies herein referred to as SNP-Single Nucleotide Polymorphisms or any variation thereof.

6.

Absence of Undisclosed Liabilities.  Except as disclosed herein Gen-ID Lab Services, LLC ( Transferors collective interests) does not have any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect, or otherwise) of a kind required by generally accepted accounting principles and consistent with past practice to be set forth on a financial statement or the notes thereto that were as of the date of the closing of this agreement that would have claim to the technologies Transferors, Gen-ID Lab Services, LLC is herewith transferring to PACIFIC SUNSET INVESTMENTS, INC., individually or in the aggregate, material to the results of operations or financial condition of Gen-ID Lab Services, LLC ( the Transferors respective ownership interests in any of its technologies developed or existing  in “SNP” ( Single Nucleotide Polymorphism) analysis data.  .

7.

Litigation.  Except as disclosed in Schedule IV.9, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against Gen-ID Lab Services, LLC ( Transferors collectively).  Except as disclosed in Schedule IV.9, there are no actions, suits or proceedings pending, or, to the knowledge of the Transferors, threatened, against or affecting Gen-ID Lab Services, LLC, or any of its or their properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of Gen-ID Lab Services, LLC which might result in any material adverse change in the operations or financial condition of Gen-ID Lab Services, LLC, or which might prevent or materially impede the consummation of the transactions contemplated under this Agreement.

8.

Compliance with Laws.  The operations and affairs of Gen-ID Lab Services, LLC do not violate any law, ordinance, rule or regulation currently in effect, or any order writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of Gen-ID Lab Services, LLC.

9.

 Disclosure.  Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to PACIFIC by the Transferors in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

10.

Representations and Warranties of Transferor. Set forth in this Section III.12 are representations and warranties made by the Transferor, with respect to the transactions covered by this Agreement and their Gen-ID Lab Services, LLC'S Interests.

(a)

Transactional Representations.

(i)

Transferor has full right, power, capacity and authority to enter into and to deliver this Agreement and to carry out its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Transferor and is or will be, as the case may be, enforceable against the Transferor in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and the application of equitable principles.

(ii)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Transferor with any of the provisions hereof or thereof will:

.

violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which such Transferor is a party, or by which he or any of his or his properties or assets may be bound or affected; or

.

violate any order, writ, injunction or decree, or any statute, rule or regulation applicable to Transferor or any of his or his properties or assets.

(b)

Brokers; Underwriters.  Neither parties involved, Pacific Sunset Investments, Inc nor Gen-ID Lab Services, LLC have used the services of a broker in connection with this Agreement and the transactions contemplated thereby.  Further the Transferor has not taken any action which could result in any other broker's, finder's or other fees or commission being due and payable to any party with respect to this Agreement or the transactions contemplated. Transferor has not entered into any agreements, commitments, arrangements or understandings of any kind whatsoever with any broker-dealer or underwriter in connection with the transactions contemplated under this Agreement or the Pacific Sunset Investments, Inc., being acquired hereunder.

(c)

Investment.

(i)

The Transferor acknowledges that the Pacific Sunset Investments, Inc., stock to be received in exchange for the Gen-ID Lab Services, LLC (Transferors Collectively) interests has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or qualified under the Securities Law of any state.

(ii)

The Transferors further acknowledge that a public market now exists for only those securities issued by Pacific for which a registration statement under the 1933 Act has not been filed, but for which applicable exemptions from federal securities laws may be available, and that a public market may never exist or may otherwise be restricted or limited for the Pacific Stock issued pursuant to this agreement.

(iii)

The Transferor or his, her or its personal adviser/purchaser representative has acquired sufficient information about Pacific to form an informed decision to acquire the Pacific Stock.

(iv)

The Transferor represents that he is acquiring the Pacific Stock for his account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof in a manner contrary to section 5 of the 1933 Act or of the Securities Law and Rules and Regulations  thereunder

.

(e)

Transfer of Securities.  None of the Pacific Stock acquired pursuant to this Agreement shall be transferable except upon the conditions specified in this Section III.12(e), which conditions are intended to insure compliance with the provisions of the 1933 Act in respect to the transfer of any shares of Pacific Stock.

(i)

Legend.  Unless and until otherwise permitted by this Section III.12(e), the certificate or other document evidencing any of the Pacific Stock shall be endorsed with a legend substantially in the following form:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BY SUCH TRANSFER."

(ii)

Restrictions on Transfer.  None of the Pacific Stock shall be transferred, and Pacific shall not be required to register any such transfer on the books of Pacific unless and until one of the following events shall have occurred:Pacific shall have received an opinion of counsel, in form and substance reasonably acceptable to Pacific and its counsel, stating that the contemplated transfer is exempt from registration under the 1933 Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder.  Within five business days after delivery to Pacific  and its counsel of such an opinion, Pacific either shall deliver to the proposed transferor a statement to the effect that such opinion is not satisfactory in the reasonable opinion of its counsel (and shall specify in detail the legal analysis supporting for any such conclusion) or shall authorize Pacific's transfer agent to make the requested transfer;  said request shall not be authorized in less than 24 months from issuance unless approved by the board of directors of Pacific,

.  Pacific shall have been furnished with a letter from the Commission in response to a written request in form and substance acceptable to counsel for Pacific setting forth all of the facts and circumstances surrounding the contemplated transfer, stating that the Commission will take no action with regard to the contemplated transfer;

.  The shares of the Pacific Stock are transferred pursuant to a registration statement which has been filed with the Commission and has become effective; or

.  The shares of the Pacific Stock are transferred pursuant to and in accordance with Rule 144 promulgated by the Commission under the 1933 Act.

(iii)

Termination of Restrictions and Removal of Legend.  The restrictions on transfer imposed by this Section III.12(e) shall cease and terminate as to the Pacific Stock, when (i) such securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration, (ii) an acceptable opinion as described in Section III.12(e)(ii)(A) or a "no action" letter described in Section III.12(e)(ii)(B) states that future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the 1933 Act, or (iii) such securities may be sold under and in accordance with Rule 144(k) promulgated by the Commission under the 1933 Act. When the restrictions on transfer contained in this Section III.12(e) have terminated as provided above, the holder of the securities as to which such restrictions shall have terminated or the transferee of such holder shall be entitled to receive promptly from Pacific, without expense to him, new certificates not bearing the legend set forth in Section III.12(e)(i).

(f)

Proprietary Rights.

 Except as set forth on Schedule III.12(f) Gen-ID Lab Services, LLC ( Transferors collective interests and future technologies developed)  possesses full ownership of or adequate and enforceable rights to use all Proprietary Rights (as defined herein) owned by or registered in the name of Gen-ID Lab Services, LLC or used or to be used in the business or proposed business of Gen-ID Lab Services, LLC.  Gen-ID Lab Services, LLC has not received any notice of conflict which asserts the rights of others with respect to Gen-ID Lab Services, LLC's proprietary rights; and Gen-ID Lab Services, LLC has in all material respects performed all of the obligations required to be performed by it and is not in default in any material respect under any agreement relating to any Proprietary Right. As used herein the term "Proprietary Right" means trade secrets, copyrights, patents, trademarks, service marks, designs, customer lists films, scripts, treatments, scores and all similar types of intangible property developed, created or owned by Gen-ID Lab Services, LLC or used or to be used by Gen-ID Lab Services, LLC in connection with its business or proposed business whether or not the same are entitled to legal protection.  (No Schedule Required)

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PACIFIC “PSIV”

Pacific Sunset Investments, Inc., representand warrant to the Transferor as follows:

1.

Organization and Good Standing.  PACIFIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted.  Pacific is not qualified to conduct business as a foreign corporation in no other jurisdiction, and the failure to so qualify in any other jurisdiction does not materially, adversely affect the ability of PACIFIC to carry on its business as most recently conducted.  The Certificate of Incorporation of PACIFIC and all amendments thereto as presently in effect, certified by the Secretary of State of Minnesota, and the Bylaws of PACIFIC as presently in effect, certified by the President and Secretary of PACIFIC, have been delivered to the Transferor and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

2.

Authority.

(a)

PACIFIC has full corporate power to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions contemplated hereunder to, issue and transfer the PACIFIC SUNSET INVESTMENTS, INC., Stock to the Transferor and to carry out all of its obligations hereunder. The execution and delivery of this Agreement and all other agreements, documents and instruments to be executed in connection herewith, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action required on the part of PACIFIC. This Agreement constitutes the valid and legally binding obligation of PACIFIC and is enforceable against PACIFIC in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and the application of equitable principles.

(b)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by PACIFIC with any of the provisions hereof will:

(i)

violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of PACIFIC or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which PACIFIC is a party, or by which it or its properties or assets may be bound or affected; or

(ii)

violate any order, writ, injunction or decree, or any statute, rule, Permit, or regulation applicable to PACIFIC or any of its properties or assets.

3.

Capitalization.  Gen-ID Lab Services, LLC ( Transferors collective interest)  shall be issued 300,000 shares of PACIFIC common shares of stock for their technologies.  Pacific Sunset Investments, Inc., will raise the developmental capital to meet a pre-approved budget, which will be provided within 10 days after closing.

4.

Title to Stock.  (a) The shares of Pacific Stock are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby.  All of the outstanding shares of Pacific Stock are validly issued, fully paid and nonassessable and except as set forth on Schedule IV.4 there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of Pacific Stock. (No Schedule Required)

(a)

All of the Pacific Stock to be issued to or transferred to the Transferor pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature.

5.

Subsidiaries.  Gen-ID Lab Services, LLC and PACIFIC  have no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever that would effect this transaction or the interests to be transferred.

6.

Absence of Undisclosed Liabilities.  Except as disclosed in the 10-K or in Schedule IV.6, Pacific does not have, and as of the Closing Date will not have, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect, or otherwise) of a kind required by generally accepted accounting principles and consistent with past practice to be set forth on a financial statement or the notes thereto that will be as of the Closing Date, individually or in the aggregate, material to the results of operation or financial condition of Pacific.  (No Schedule Required)

7.

Litigation.  Except as disclosed in Schedule IV.9, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against Pacific or its properties.  Except as disclosed in Schedule IV.9, there are no actions, suits or proceedings pending, or, to the knowledge of Pacific threatened, against or affecting Pacific, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of Pacific which might result in any material adverse change in the operations or financial condition of Pacific, or which might prevent or materially impede the consummation of the transactions contemplated under this Agreement.  (No Schedule Required)

8.

Compliance with Laws.  The operations and affairs of Pacific or Gen-ID Lab Services, LLC do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of PACIFIC or Gen-ID Lab Services, LLC.

9.

Brokers; Underwriters.  Neither Pacific nor Gen-ID Lab Services, LLC have used the services of or entered into any agreement with, any broker, agent or finder in connection with this Agreement or the transactions contemplated hereby, nor has Pacific and Gen-ID Lab Services, LLC taken any action which could result in any other broker's, finder's or other fees or commission being due and payable to any party with respect to this Agreement or the transactions contemplated hereby. Neither Pacific nor Gen-ID Lab Services, LLC have entered into any agreements, commitments, arrangements or understandings of any kind whatsoever with any broker-dealer or underwriter in connection with the transactions contemplated under this Agreement or the Gen-ID Lab Services, LLC (Transferors collective) Interests being acquired hereunder or the Pacific Stock being issued hereunder.

10.

Disclosure.   Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to the Transferor by PACIFIC( or vice versa) in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

11.

Reporting Company Requirements.  PACIFIC nor Gen-ID Lab Services, LLC are not reporting Companies.

12.

Operating Authorities.  PACIFIC and Gen-ID Lab Services, LLC shall have all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted.  There has not been any notice or adverse development regarding the current validity of such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit.

13.

Books and Records.  The books and records of Gen-ID Lab Services, LLC and PACIFIC are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving Gen-ID Lab Services, LLC and PACIFIC which properly should have been set forth therein and which have not been accurately so set forth.

14.

No Registration Rights.  Except as set forth on Schedule IV.16 hereto, Pacific has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggy-back rights. (No Schedule Required)

ARTICLE V

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties and covenants of Pacific and the Transferor herein after Gen-ID Lab Services, LLC contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.  The representations, warranties and covenants of PACIFIC contained herein shall survive the execution and delivery of this Agreement, the  Closing and the consummation of the transactions called for by this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF PACIFIC “PSIV”

The obligations of Gen-ID Lab Services, LLC under this Agreement in respect of the issuance and transfer of the Pacific Sunset Investments, Inc., Stock shall, at the option of GEN-ID LAB SERVICES, LLC, be subject to the satisfaction, on or prior to the  Closing Date, of each of the following conditions precedent.

1.

Accuracy of Representations and Warranties; Performance.  All representations and warranties made by the Transferor in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date; GEN-ID LAB SERVICES, LLC ( Transferors) the Transferor and PACIFIC shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.

2.

Consents.  All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

3.

No Contrary Judgment.  The Closing shall not violate any Permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from PACIFIC with respect thereto.

4.

Closing.  The Transferor shall deliver, or cause to be delivered, to PACIFIC at or prior to the Closing the following documents:   ( none required)   Only all of transferors technologies developed involving SNP-Single Nucleotide Polymorphisms and future development by transferors collectively under GEN-ID LAB SERVICES, LLC.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS

OF THE TRANSFEROR

The obligations of the Transferor under this Agreement to sell their collective Interests and future development of their technologies shall, at the option of the Transferor, be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent.

1.

Accuracy of Representations and Warranties; Performance.  All representations and warranties made by PACIFIC and GEN-ID LAB SERVICES, LLC in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date; PACIFIC shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing Date. PACIFIC shall have delivered to the Transferor a certificate, dated the Closing Date, to the foregoing effect.

2.

Consents.  All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the trans actions contemplated by this Agreement shall have been obtained and be in full force and effect.

3.

No Contrary Judgment.  The Closing shall not violate any Permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from the Transferor or GEN-ID LAB SERVICES, LLC with respect thereto.

4.

Closing.  PACIFIC shall deliver, or cause to be delivered, to the Transferor at or prior to the Initial Closing the following documents:

(a)

Certificates representing the shares of the Pacific Stock to be newly issued and Options by Pacific under this Agreement, which certificates shall be in the name of the Transferor and duly executed Pacific;

(b)

An officer's certificate signed by the President and Secretary of PACIFIC in the form of Exhibit  D  hereto, as to such matters as the Transferor deem necessary, including, without limitation, the matters referred to in Section VII.1 hereof;

(c)

GEN-ID LAB SERVICES, LLC's Certificate of Incorporation, certified by the Secretary of State of California, as the form in which all future ownership of the technology from GEN-ID LAB SERVICES, LLC;

(d)

Certified copies of resolutions adopted by the Board of Directors of PACIFIC authorizing the execution and delivery of this Agreement and the transactions contemplated hereby;

(e)

Evidence satisfactory to the Transferor and their counsel of the authorization and issuance of the Pacific Stock; and

(f)

Such other documents, instruments or certificates as shall be reasonably requested by the Transferor, or any of them, or their special counsel.

ARTICLE VIII

MISCELLANEOUS

1.

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof, except as noted above. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

2.

Severability.  If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

3.

Assign ability.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, that neither this Agreement nor any right hereunder shall be assignable by the Transferor, or any of them, or PACIFIC without the prior written consent of the other party.

4.

Captions.  The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

5.

Governing Law.  The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of California.

6.

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

To the Transferor: Douglas Freedman Address:___________________ ______________________ ______________________ Facsimile: ______________ Phone:_________________

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

         All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section IX.7 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

8.

Finders Fees:    None.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRANSFEROR

            PACIFIC SUNSET INVESTMENTS, INC.

GEN-ID LAB SERVICES, LLC

A Minnesota, Public Company

(A California Limited Liability Co.)

By:/S/____________________________                   By:/S/_____________________________

    Douglas Freedman                                                             R.B. Harris, Chairman of Board

    CEO- GEN-ID LAB SERVICES, LLC

 By:/S/____________________________

Hector A. Veron, CEO/President